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                                                                       Exhibit 5

                     [Thompson Hine & Flory LLP Letterhead]

                                                August 8, 1997

Omnicare, Inc.
50 East Rivercenter Blvd.
Suite 1530
Covington, KY  41011



Ladies and Gentlemen:

         Reference is made to the offering by certain stockholders of Omnicare, Inc., a Delaware corporation (the "Company"), of up to an aggregate of 2,015,055 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "Registration Statement"), and 1,857 Shares pursuant to an effective Registration Statement on Form S-3 (File No. 333-7695). The 2,016,912 Shares so registered are being offered pursuant to a combined Prospectus, as permitted by Rule 429 promulgated under the Securities Act of 1933. The Shares are comprised of an aggregate of 1,896,912 Shares that have been issued by the Company to certain selling stockholders (the "Issued Shares") and 120,000 Shares that may be issued by the Company to certain selling stockholders upon the exercise of warrants (the "Warrant Shares"). Schedule A hereto lists the number of Issued Shares and Warrant Shares to be offered by each selling stockholder pursuant to the Prospectus forming a part of the Registration Statement.

         As counsel for the Company, we have examined and are familiar with the Restated Certificate of Incorporation of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Issued Shares and the warrants pursuant to which the Warrant Shares may be issued (the "Warrants"). Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2.  The Shares are duly authorized.


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Omnicare, Inc.
August 8, 1997
Page 2



                  3. The Issued Shares are, and the Warrant Shares will be when issued in accordance with the Warrants, validly issued, fully paid and nonassessable.

         This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent except as set forth below. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                  Very truly yours,



                                                  /s/Thompson Hine & Flory LLP


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                                                                      Schedule A
                                                                      ----------

          Selling Stockholders                        Issued Shares                      Warrant Shares
          --------------------                        -------------                      --------------

B&B Ventures, LP (formerly
   The Clasen L.T.C. Pharmacy Limited                   `
   Partnership)                                            72,150                           80,000
Martha J. Debold                                          170,784                            -0-
J. Ted Barker                                             122,079                            -0-
Edward A. Jergens                                          12,651                            -0-
Earl L. Carter                                             39,752                            -0-
V.C.I. Liquidating Corp.
(formerly Vital Care Infusions, Inc.)                      98,256                            -0-
Stanley M. Kaplan                                           -0-                             40,000
Thomas R. Roeschen                                         31,473                            -0-
Robert C. Roeschen                                         35,079                            -0-
Mark P. Celebre                                            24,276                            -0-
Jeffrey L. Clinton                                         24,276                            -0-
William F. Fervoy                                          17,556                            -0-
Richard A. Rasmussen                                       22,316                            -0-
Daryl L. Daane                                              4,858                            -0-
Peter Hovis                                                 4,858                            -0-
Kenneth L. Roden                                          204,041                            -0-
Kathleen A. Jennings                                        1,182                            -0-
Elizabeth D. Gunter                                         1,589                            -0-
Kenneth Chad Roden                                          2,304                            -0-
Virgil F. Todd                                            128,768                            -0-
Holly R. Settle                                            10,950                            -0-
Carol G. Gilliland                                         24,585                            -0-
Judy C. Todd                                                2,190                            -0-
Anita Benton                                                  590                            -0-
Deborah Huggins                                               590                            -0-
Sooner Professional Management
  Services, LLC                                               590                            -0-
American Hospice Management                                 2,952                            -0-
Errol J. Lasseigne                                         16,377                            -0-
Richard Ishmael                                             6,071                            -0-
Alvin Levin                                                70,137                            -0-
Lisa Wilson, Inc. (formerly Medical Outpatient
Services, Inc.)                                            55,822                            -0-
William B. Collins                                        311,309                            -0-
Owen Wood                                                 188,320                            -0-
Robert Bachman                                             36,926                            -0-
Dean R. Moncur                                             36,926                            -0-
Vaughn Alvey                                               18,463                            -0-
John A. Morris                                             13,884                            -0-
Charles R. Kirton                                          45,197                            -0-
Lewis L. Garrett                                           29,450                            -0-
Ronald C. Coffin                                            7,245                            -0-
                                                     ------------                          ------

                       Total                            1,896,912                          120,000